Exhibit 10.61.1

THIRD AMENDMENT OF LEASE

THIS THIRD AGREEMENT, made this _______ day of May, 2010, by and among FORSGATE INDUSTRIAL COMPLEX, a limited partnership with offices at 400 Hollister Road, Teterboro, New Jersey (hereinafter called “Landlord”) and JEAN PHILIPPE FRAGRANCES, LLC, a New York limited liability company having its principal office at 551 Fifth Avenue, New York, New York 10176 (hereinafter called “Tenant”) and Inter Parfums, Inc., (hereinafter called “Guarantor”), a Delaware corporation and parent of Tenant, its wholly-owned subsidiary, with its principal office at 551 Fifth avenue, New York, New York 10176.

WITNESSETH:

WHEREAS, Guarantor, as the original tenant and formerly known as Jean Philippe Fragrances, Inc., and Landlord, entered into a Lease dated July 10, 1995 for premises commonly known as 60 Stults Road in the Township of South Brunswick, County of Middlesex, State of New Jersey (the “Original Lease”); and

WHEREAS, Tenant, Guarantor and Landlord entered into a letter agreement dated June 30, 1999 (the “First Amendment”), whereby Guarantor assigned the Original Lease to Tenant, Guarantor guaranteed the obligations of Tenant, and landlord consented to such assignment; and

WHEREAS, Tenant, Guarantor and Landlord entered into a Second Amendment of Lease dated April 22, 2003 (the “Second Amendment”) to extend the term of the Original Lease (the Original Lease and the First Amendment and Second Amendment are collectively referred to as the “Lease”); Capitalized items used herein and not others defined shall have the meaning set forth in the Lease; and

WHEREAS, Tenant and Landlord have agreed to amend the Lease to, among other things, extend the terms of the Lease to October 31, 2018.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. The Term of the lease is hereby extended to October 31, 2018.

2. Basic Rent from November 1, 2010 to October 31, 2018 shall be in the amounts set forth below, payable in equal monthly installments as set forth below, due and payable the first day of each month in advance.

	Annual	Monthly
	Basic Rent	Basic Rent

11/01/2010 - 10/31/2013	$515,160.00	$42,930.00
11/01/2013 – 4/30/2016	$592,434.00	$49,369.50
05/01/2016 – 10/31/2018	$642,006.00	$53,500.50

Provided this Lease is in full force and effect and no default has occurred, Basic Rent shall abate from November 1, 2010 to April 30, 2011.

3. (a) Landlord shall, at Landlord’s sole cost, perform the work more particularly set forth on Schedule A attached hereto, including all labor, materials, equipment and services necessary to fulfill the Landlord's obligation to complete such work. (”Landlord’s Work”). Landlord shall perform Landlords' Work in a professional manner and in compliance with all applicable law, including but not limited to, applicable building codes and permitting requirements, and shall not unduly interfere with the normal business operations of Tenant. Landlord's Work shall be completed by no later than December 31, 2010.

(b)  Tenant acknowledges that Landlord’s Work will generate noise and dust and the Building will be open and unsecured at times during the construction. Tenant further acknowledges that Landlord shall not supply any dust protection or security, and Landlord shall have no liability with respect thereto. Tenant shall be solely responsible for protecting its personal property and providing security during the performance of Landlord’s Work. Landlord agrees to provide Tenant with reasonable prior notice of the commencement of Landlord’s Work so that Tenant may take adequate precautions to protect its property and provide security.

(c)  Tenant shall cooperate with Landlord and shall not interfere with Landlord during the performance of Landlord’s Work, including, without limitation, Tenant shall at all times: (i) move its personal property as may be necessary so as not to interfere with Landlord’s Work; (ii) make available a tailgate door for access and the drive-indoor for lift access; (iii) provide a clear route from such doors to the work areas, and (iv) provide uninterrupted access to the Building no later than 7 a.m. until 4 p.m. during the performance of Landlord’s Work. Landlord shall have the right to enter the Demised Premises at any time during business or other hours to perform Landlord’s Work.

4. Guarantor hereby consents to this Amendment, and hereby unconditionally guarantees to the Landlord, the due performance of any and all obligations of Tenant under the Lease, including but not limited to, any and all payments due to the Landlord, past, present and future, under the Lease as amended hereby, together with all future, assignments, renewals, extensions and amendments thereof, if any.

5. Except as modified herein, all of the provisions of the Lease shall remain unchanged and in full fore and effect.

IN WITNESS WHEREOF the parties have executed this Third Amendment as of the day and year first above written.

FORSGATE INDUSTRIAL COMPLEX

By:	/s/ Charles Klatskin
Charles Klatskin, General Partner

By	/s/ Stephen Seiden
Stephen Seiden, General Partner

JEAN PHILIPPE FRAGRANCES, LLC
By:	Inter Parfums, Inc., Sole Member

By:	/s/ Russell Greenberg
	Name:	Russell Greenberg
	Title:	Executive Vice President

INTER PARFUMS, INC.

By:	/s/ Russell Greenberg
	Name:	Russell Greenberg
	Title:	Executive Vice President

STATE OF NEW JERSEY		)
	)	SS:
COUNTY OF	)

BE IT REMEMBERED, that on this ______ day of _______________, 20__, before me, the subscriber, a Notary Public of New Jersey, personally appeared Charles Klatskin who, I am satisfied, is the person named in and who executed the within Instrument, and thereupon he acknowledged that he signed and delivered the same as his act and deed, for the uses and purposes therein expressed.

Sworn to and subscribed

before me the date aforesaid.

Notary Public

STATE OF NEW JERSEY		)
	)	SS:
COUNTY OF	)

BE IT REMEMBERED, that on this ______ day of _______________, 20__, before me, the subscriber, a Notary Public of New Jersey, personally appeared Stephen Seiden who, I am satisfied, is the person named in and who executed the within Instrument, and thereupon he acknowledged that he signed and delivered the same as his act and deed, for the uses and purposes therein expressed.

Sworn to and subscribed

before me the date aforesaid.

Notary Public

STATE OF	)
	)	ss.:
COUNTY OF	)

BE IT REMEMBERED, that on this _____ day of __________, 20__, before me, the subscriber, personally appeared, Russell Greenberg, who, I am satisfied, is the person who signed the within instrument as Executive Vice President of Inter Parfums, Inc., the Corporation named therein and he thereupon acknowledged that the said instrument made by the Corporation and delivered by him is the voluntary act and deed of the Corporation made by virtue of the authority from its Board of Directors.

STATE OF	)
	)	ss.:
COUNTY OF	)

BE IT REMEMBERED, that on this _____ day of __________, 20__, before me, the subscriber, personally appeared, Russell Greenberg, who, I am satisfied, is the person who signed the within instrument as Executive Vice President of Inter Parfums, Inc., the Sole Member of Jean Philippe Fragrances, LLC, the limited liability company named therein and he thereupon acknowledged that the said instrument made by the limited liability company and delivered by him is the voluntary act and deed of the limited liability company for the uses and purposes therein expressed.

Schedule A

1. Replace 10 HVAC units (Office area only)*

2. Replace all overhead doors (9)

3. Inspect and replace dock seals on the east side of the building (up to 6 doors)

4. Repave parking lot:

A. Entrance way and front of building,

B. East side of building (1/2 lot)

5. Dolly pads to be installed for all six (6) doors on the east side

6. Replace boiler*

*All replacements units for HVAC units and boiler shall (i) be new and not used equipment, (ii) be free and clear of all purchase money security interests, liens and encumbrances, and (iii) meet or exceed the performance specifications of the units being replaced. All such replacement units shall carry manufacturer's warranties of the type and duration normally associated with such replacement units.